Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Marvin & Palmer Large Cap Growth Fund.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2007